Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-12513, Registration Statement No. 33-53968, Registration Statement No. 33-49785, Registration Statement No. 33-49849, Registration Statement No. 333-10797, Registration Statement No. 333-13115, Registration Statement No. 333-88709, Registration Statement No. 333-61856, Registration Statement No. 333-42768, Registration Statement No. 333-106707, Registration Statement No. 333-106708, Registration Statement No. 333-105714, Registration Statement No. 333-105715, Registration Statement No. 333-116003, Registration Statement No. 333-132324, Registration Statement No. 333-155708, Registration Statement No. 333-170209, Registration Statement No. 333-170208, and Registration No. 333-188761 on Form S-8 and Registration Statement No. 333-164842 and Registration No. 333-186548 on Form S-3 of our reports dated February 7, 2014, relating to the consolidated financial statements and financial statement schedule of Union Pacific Corporation and Subsidiary Companies (the Corporation) and the effectiveness of the Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Union Pacific Corporation and Subsidiary Companies for the year ended December 31, 2013.

Omaha, Nebraska

February 7, 2014

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